SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-SYMBOL TECHNOLOGIES, INC.
          GABELLI FOUNDATION
                       1/09/07           20,000-           15.0000
          MARIO J. GABELLI
                       1/09/07           30,000-           15.0000
          GABELLI SECURITIES, INC.
                       1/09/07           32,000-           15.0000
          	  GABELLI MULTIMEDIA PARTNERSHIP
                       1/09/07           15,000-           15.0000
          	  GABELLI ASSOCIATES LTD
                       1/09/07          562,200-           15.0000
                       1/09/07           40,000            14.9800
                       1/08/07            8,000            14.9600
          	  GABELLI ASSOCIATES FUND II
                       1/09/07           49,900-           15.0000
          	  GABELLI ASSOCIATES FUND
                       1/09/07           50,000            14.9800
                       1/09/07          605,860-           15.0000
                       1/08/07            7,000            14.9600
          	  GABELLI EUROPEAN PARTNERS, LTD
                       1/09/07            5,000-           15.0000
          GAMCO INVESTORS, INC.
                       1/09/07          131,000-           15.0000
          GAMCO ASSET MANAGEMENT INC.
                       1/09/07           10,000            14.9800
          GABELLI FUNDS, LLC.
          	  GLOBAL UTILITY & INCOME TRUST
                       1/09/07           40,000-           15.0000
              GABELLI VALUE FUND
                       1/09/07          400,000-           15.0000
              GABELLI UTILITY TRUST
                       1/09/07           60,000-           15.0000
              GABELLI UTILITY FUND
                       1/09/07          450,000-           15.0000
              GABELLI GLOBAL MULTIMEDIA TRUST
                       1/09/07          115,000-           15.0000
              GABELLI EQUITY INCOME FUND
                       1/09/07          600,000-           15.0000
              GABELLI CONVERTIBLE FUND
                       1/09/07          200,000-           15.0000
              GABELLI ASSET FUND
                       1/09/07          500,000-           15.0000
              GABELLI CAPITAL ASSET FUND
                       1/09/07          200,000-           15.0000
              GABELLI ABC FUND
                       1/09/07          500,000-           15.0000

(1) THE DISPOSITIONS ON 01/09/07 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS
OF THE AQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $15.00 IN CASH
FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.